JOHN P. MACLEAN
                       Certified Public Accountant
                           15701 Alameda Drive
                        Bowie, Maryland 20716-1312
                               301/249-4900

                             October 6, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

        Re:  Aspac Communications, Inc.

Gentlemen:

     We previously were the principal accountant for Aspac Communications, Inc. Our appointment has terminated. We have read the disclosure regarding our appointment included in the registration statement on Form 10-SB and concur with the statements made therein.

                                      Sincerely,


                                     /s/ John P. MacLean, CPA, CFP